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                                                                     EXHIBIT 16
                        FORTIS INCOME PORTFOLIOS, INC.

              POWER OF ATTORNEY   N-14 REGISTRATION STATEMENT

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dean C. Kopperud, John W. Norton, and Michael J. Radmer, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of Fortis Income Portfolios, Inc., relating to the combination of the Government Total Return Portfolio of Fortis Advantage Portfolios, Inc. with and into the Fortis U.S. Government Securities Fund of Fortis Income Portfolios, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                 TITLE                          DATE
         ---------                 -----                          ----


/s/ Richard W. Cutting
----------------------------      Director                   November 1, 1995
Richard W. Cutting


----------------------------      Director
Allen R. Freedman


/s/ Robert M. Gavin
----------------------------      Director                   October 30, 1995
Dr. Robert M. Gavin


/s/ Benjamin S. Jaffray
----------------------------      Director                   November 10, 1995
Benjamin S. Jaffray


----------------------------      Director
Jean L. King


/s/ Dean C. Kopperud
----------------------------      Director                   October 29, 1995
Dean C. Kopperud

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/s/ Edward M. Mahoney
----------------------------      Director                   November 1, 1995
Edward M. Mahoney


/s/ Robb L. Prince
----------------------------      Director                   November 7, 1995
Robb L. Prince


/s/ Leonard J. Santow
----------------------------      Director                   October 30, 1995
Leonard J. Santow


/s/ Joseph M. Wikler
----------------------------      Director                   October 30, 1995
Joseph M. Wikler


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